Exhibit 99.1

Clear Channel Outdoor Holdings, Inc. to Outline Growth Drivers and

Long-Term Strategy During First Investor Day

Highlights technology and digital capabilities to enhance CCOH’s competitive position and capture expanding out-of-home opportunity in the U.S.

Introduces expanded financial disclosures for the Americas segment, enhanced guidance for 2022 and long-term financial outlook

SAN ANTONIO, September 8, 2022 — Clear Channel Outdoor Holdings, Inc. (CCOH) (NYSE: CCO) will host its first Investor Day today during which Scott Wells, Chief Executive Officer, Brian Coleman, Chief Financial Officer, and other senior leaders will discuss the Company’s long-term strategy for the Americas business, including deployment of its technology and digital platform, to capture the expanding opportunity in out-of-home (OOH) advertising. Details of CCOH’s expanded financial disclosures for its Americas business, enhanced guidance for 2022 and long-term financial outlook will also be presented.

“The outdoor advertising sector has evolved rapidly over the past several years, and the work we have done to innovate and modernize our asset base and operating infrastructure has resulted in a core and defensible media platform that is more relevant than ever,” said Scott Wells. “Guided by our three strategic priorities of accelerating our digital transformation, improving customer centricity, and driving executional excellence, we have strengthened our competitive position, attracted more advertisers to our platform and captured greater share of advertising budgets. We are continuing to make our solutions faster to launch, easier to buy and more valuable by harnessing the power of data. Simultaneously, we are focused on increasing our operational efficiencies to drive greater margin and operating cash flow, strengthening our balance sheet and driving long-term shareholder value.”

During the event, the presenters will focus on CCOH’s competitive advantages and growth opportunity in its Americas business, including:

•	CCOH’s highly advantaged position in an established, growing advertising medium;

•

Its investments in technology and digital innovations that are expanding the U.S. marketplace opportunity, including enhancing advertising sales and campaigns, expanding measurement tools and enabling programmatic capabilities that drive efficiency and data driven insights; and

•	The company’s attractive cash flow profile, including benefits from digital conversion, and how it enables investment in technology and accretive expansion and deleveraging opportunities.

Expanded Financial Disclosures for Americas Business

In conjunction with the Investor Day, CCOH is introducing expanded disclosures for its Americas segment. Going forward, CCOH will provide revenue and inventory metrics for its top 15 markets in the Americas segment, split by digital billboards, print billboards, digital transit and print transit. CCOH will also provide the split between digital and printed displays in its Airports business in the Americas segment. A table summarizing the revenue and inventory information for the LTM period as of Q2 2022 is included in the presentation materials for the Investor Day (see below), and the company intends to provide the disclosure on an annual basis together with its annual financial results.

CCOH is also introducing a new non-GAAP performance measure, Adjusted Funds from Operations (AFFO), to allow for greater comparability of CCOH’s financial results with those of its closest peers, which are real estate investment trusts and present this measure. AFFO for the year ended 2021 and the six months ended June 30, 2022 is presented in the tables to this press release along with a reconciliation to net loss. See “Supplemental Disclosure Regarding Non-GAAP Financial Information and Segment Adjusted EBITDA” section herein for an explanation of the use of this financial measure.

Enhanced Guidance for Fiscal Year 2022

The company reaffirms all prior third quarter 2022 guidance and expects the following for the full year 2022:

•	Consolidated revenue between $2,600 million and $2,635 million, excluding movements in FX1

•	Americas revenue between $1,355 million and $1,375 million

•	Europe revenue between $1,170 million and $1,190 million, excluding movements in FX1

•	Consolidated net loss between $150 million and $123 million, excluding movements in FX1

•	Adjusted EBITDA[1] between $560 million and $590 million, excluding movements in FX1

•	Americas Segment Adjusted EBITDA[1] between $555 million and $570 million

•	Europe Segment Adjusted EBITDA[1] between $130 million and $145 million, excluding movements in FX1

•	Consolidated cash interest payments of approximately $341 million

•	Consolidated capital expenditures between $185 million and $205 million

The Company is introducing the following new non-GAAP performance measure:

•	AFFO[1] between $160 million and $180 million, excluding movements in FX

[1]	See “Supplemental Disclosure Regarding Non-GAAP Financial Information and Segment Adjusted EBITDA” section herein for an explanation of this financial measure.

Long-Term Financial Outlook

Over the next three years, CCOH expects that its pursuit of multiple avenues to drive advertising spend to OOH and its continued investment in digital deployments will drive continued growth. As a result, the company will provide certain long-term baseline growth outlooks at today’s Investor Day, which are included in the presentation materials (see below).

Expected results, estimates and outlooks may be impacted by factors outside of the company’s control, and actual results may be materially different from the guidance and long-term financial outlooks. See “Cautionary Statement Concerning Forward-Looking Statements.”

Webcast of Today’s Investor Day Presentation

CCOH’s presentation will be webcasted live starting at 9:00 a.m. Eastern Time (ET) and is expected to conclude at Noon ET. The webcast and presentation materials can be accessed through Clear Channel Outdoor Holding’s investor relations website at https://investor.clearchannel.com/home/default.aspx under “Events and Presentations.” Presentation materials will be available on the Investor Relations section of CCOH’s website today at approximately 8:30 a.m. ET. A replay of the webcast will be available following the event at the same link listed above.

About Clear Channel Outdoor Holdings, Inc.

Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) is at the forefront of driving innovation in the out-of-home advertising industry. Our dynamic advertising platform is broadening the pool of advertisers using our medium through the expansion of digital billboards and displays and the integration of data analytics and programmatic capabilities that deliver measurable campaigns that are simpler to buy. By leveraging the scale, reach and flexibility of our diverse portfolio of assets, we connect advertisers with millions of consumers every month across more than 500,000 print and digital displays in 25 countries.

For further information, please contact:

Investors:

Eileen McLaughlin

Vice President - Investor Relations

(646) 355-2399

InvestorRelations@clearchannel.com

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Clear Channel Outdoor Holdings, Inc. and its subsidiaries (the “Company”) to be materially different from any future results, performance, achievements, guidance, goals and/or targets expressed or implied by such forward-looking statements. The words “guidance,” “believe,” “expect,” “anticipate,” “estimate,” “forecast,” “goals,” “targets” and similar words and expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about our guidance, outlook, long-term forecast, goals or targets, our business plans and strategies, our expectations about certain markets, strategic review processes and our liquidity, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: risks associated with weak or uncertain global economic conditions and their impact on the level of expenditures on advertising; heightened levels of economic inflation and rising interest rates; fluctuations in operating costs; supply chain shortages; our ability to achieve expected financial results and growth targets; the war in Ukraine and the associated global effects thereof; the continued impact of the COVID-19 pandemic on our operations and on general economic conditions; our ability to service our debt obligations and to fund our operations and capital expenditures; the impact of our substantial indebtedness, including the effect of our leverage on our financial position and earnings; industry conditions, including competition; our ability to obtain and renew key contracts with municipalities, transit authorities and private landlords; technological changes and innovations; shifts in population and other demographics; changes in labor conditions and management; regulations and consumer concerns regarding privacy and data protection; a breach of our information security systems and measures; legislative or regulatory requirements; restrictions on out-of-home advertising of certain products; the impact of the continued strategic review of our European business and assets, including a possible sale of all or a part thereof; our ability to execute restructuring plans; the impact of future dispositions, acquisitions and other strategic transactions;

third-party claims of intellectual property infringement, misappropriation or other violation against us or our suppliers; the risk that indemnities from iHeartMedia will not be sufficient to insure us against the full amount of certain liabilities; risks of doing business in foreign countries; fluctuations in exchange rates and currency values; the volatility of our stock price; the effect of analyst or credit ratings downgrades; our ability to continue to comply with the applicable listing standards of the New York Stock Exchange; the ability of our subsidiaries to dividend or distribute funds to us in order for us to repay our debts; the restrictions contained in the agreements governing our indebtedness limiting our flexibility in operating our business; the phasing out of LIBOR; our dependence on our management team and other key individuals; continued scrutiny and changing expectations from investors, lenders, customers, government regulators and other stakeholders; and certain other factors set forth in our other filings with the U.S. Securities and Exchange Commission (the “SEC”). You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Other key risks are described in the section entitled “Item 1A. Risk Factors” of the Company’s reports filed with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

Supplemental Disclosure Regarding Non-GAAP Financial Information and Segment Adjusted EBITDA

Non-GAAP Financial Information

This press release includes information that does not conform to U.S. generally accepted accounting principles (“GAAP”), including Adjusted EBITDA, Adjusted Corporate expenses, Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”). The Company presents Adjusted EBITDA, Adjusted Corporate expenses, FFO and AFFO because the Company believes these non-GAAP measures help investors better understand the Company’s operating performance as compared to other out-of-home advertisers, and these metrics are widely used by such companies in practice.

The Company defines, and uses, these non-GAAP financial measures as follows:

•

Adjusted EBITDA is defined as consolidated net income (loss), plus: income tax expense (benefit); all non-operating expenses (income), including other expense (income), net, loss on extinguishment of debt, and interest expense, net; other operating expense (income), net; impairment charges; depreciation and amortization; non-cash compensation expenses included within corporate expenses; and restructuring and other costs included within operating expenses. Restructuring and other costs include costs associated with cost savings initiatives such as severance, consulting and termination costs and other special costs.

The Company uses Adjusted EBITDA as one of the primary measures for the planning and forecasting of future periods, as well as for measuring performance for compensation of Company executives and other members of Company management. The Company believes Adjusted EBITDA is useful for investors because it allows investors to view performance in a manner similar to the method used by Company management and helps improve investors’ ability to understand the Company’s operating performance, making it easier to compare the Company’s results with other companies that have different capital structures or tax rates. In addition, the Company believes Adjusted EBITDA is among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

•

As part of the calculation of Adjusted EBITDA, the Company also presents the non-GAAP financial measure of “Adjusted Corporate expenses,” which the Company defines as corporate expenses excluding restructuring and other costs and non-cash compensation expense.

•

The Company uses the National Association of Real Estate Investment Trusts (“Nareit”) definition of FFO, which is consolidated net loss before depreciation and amortization of real estate, gains or losses from the disposal of real estate, impairment of real estate and adjustments to eliminate unconsolidated affiliates and noncontrolling interest. The Company defines AFFO as FFO before (i) maintenance capital expenditures; (ii) straight-line rent effects; (iii) depreciation and amortization of non-real estate; (iv) loss on extinguishment of debt; (v) amortization of deferred financing costs and discounts; (vi) share-based compensation; (vii) deferred taxes; (viii) restructuring and other costs; (ix) transaction costs; (x) foreign exchange transaction gain or loss; (xi) non-service related pension costs or benefits; and (xii) other items including adjustment for unconsolidated affiliates and noncontrolling interest and nonrecurring infrequent or unusual gains or losses.

The Company is not a Real Estate Investment Trust (“REIT”). However, the Company competes directly with REITs that present the non-GAAP measures of FFO and AFFO and, accordingly, believes that presenting such measures will be helpful to investors in evaluating the Company’s operations with the same terms used by the Company’s direct competitors. The Company calculates FFO in accordance with the definition adopted by Nareit. Nareit does not restrict presentation of non-GAAP measures traditionally presented by REITs by entities that are not REITs. In addition, the Company believes FFO and AFFO are already among the primary measures used externally by the Company’s investors, analysts and competitors in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry. The Company does not use, and you should not use, FFO and AFFO as an indication of the Company’s ability to fund its cash needs or pay dividends or make other distributions. Because the Company is not a REIT, the Company does not have an obligation to pay dividends or make distributions to stockholders and does not intend to pay dividends for the foreseeable future. Moreover, the presentation of these measures should not be construed as an indication that the Company is currently in a position to convert into a REIT.

A significant portion of the Company’s advertising operations is conducted in foreign markets, principally Europe, and Company management reviews the results from its foreign operations on a constant dollar basis. The Company presents the GAAP measures of consolidated revenue and revenue and Segment Adjusted EBITDA for the Europe segment, as well as the non-GAAP financial measures of Adjusted EBITDA, Adjusted Corporate expenses, FFO and AFFO, excluding movements in foreign exchange rates because Company management believes that viewing certain financial results without the impact of fluctuations in foreign currency rates facilitates period-to-period comparisons of business performance and provides useful information to investors. These measures, which exclude the effects of foreign exchange rates, are calculated by converting the current period’s amounts in local currency to U.S. dollars using average foreign exchange rates for the comparable prior period.

Since these non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measures as an indicator of operating performance or, in the case of Adjusted EBITDA, FFO and AFFO, the Company’s ability to fund its cash needs. In addition, these measures may not be comparable to similar measures provided by other companies. See reconciliations of consolidated net loss to Adjusted EBITDA, corporate expenses to Adjusted Corporate expenses and consolidated net loss to FFO and AFFO in the tables set forth below. This data should be read in conjunction with the Company’s most recent Annual Report on Form 10-K, Form 10-Qs and Form 8-Ks. These reports are available on the Investor Relations page of the Company’s website at investor.clearchannel.com.

Reconciliation of Consolidated net loss guidance to Adjusted EBITDA guidance

	FY 2022
(in millions)	Low	High
Consolidated net loss	$(150)	$(123)

Adjustments:
Income tax expense	5	5
Other expense, net	39	39
Interest expense, net	360	363
Other operating expense, net	3	3
Impairment charges	22	22
Depreciation & amortization	241	241
Share-based compensation	21	21
Restructuring and other costs	19	19

Adjusted EBITDA	$560	$590

Note: excludes movements in FX. Due to rounding, the total may not equal the sum of the line items in the table above.

Reconciliation of Consolidated net loss to AFFO

(in millions)	2021	1H 2022
Consolidated net loss	$(433)	$(155)

Depreciation and amortization of real estate	210	103
Loss on disposal of real estate, net of tax	1	6
Impairment of real estate	119	22
Adjustment for unconsolidated affiliates and noncontrolling interest	(1)	(2)

Funds from Operations (FFO)	$(104)	$(26)

Capital expenditures - maintenance	(49)	(18)
Straight-line rent effect	(3)	1
Depreciation and amortization of non-real estate	43	18
Loss on extinguishment of debt	103	—
Amortization of deferred financing costs and discounts	12	6
Share-based compensation	19	12
Deferred taxes	(32)	18
Restructuring and other costs	48	12
Transaction costs	4	10
Foreign exchange transaction loss	4	34
Non-service related pension benefits	(11)	(1)
Other items	2	—

Adjusted Funds from Operations (AFFO)	$36	$65

Note: excludes movements in FX. Due to rounding, the total may not equal the sum of the line items in the table above.

Reconciliation of Consolidated net loss guidance to AFFO guidance

	FY 2022
(in millions)	Low	High
Consolidated net loss	$(150)	$(123)

Depreciation and amortization of real estate	204	204
Loss on disposal of real estate, net of tax	10	10
Impairment of real estate	22	22
Adjustment for unconsolidated affiliates and noncontrolling interest	3	3

Funds from Operations (FFO)	$89	$116

Capital expenditures - maintenance	(57)	(64)
Straight-line rent effect	5	5
Depreciation and amortization of non-real estate	37	37
Amortization of deferred financing costs and discounts	11	11
Share-based compensation	21	21
Deferred taxes	(12)	(12)
Restructuring and other costs	19	19
Transaction costs	13	13
Foreign exchange transaction loss	41	41
Non-service related pension benefits	(3)	(3)
Other items	(4)	(4)

Adjusted Funds from Operations (AFFO)	$160	$180

Note: excludes movements in FX. Due to rounding, the total may not equal the sum of the line items in the table above.

Segment Adjusted EBITDA

The Company has two reportable segments, which it believes best reflect how the Company is currently managed: Americas and Europe. The Company’s remaining operating segment, Latin America, does not meet the quantitative threshold to qualify as a reportable segment and is disclosed as “Other”.

Segment Adjusted EBITDA is the profitability metric reported to the Company’s chief operating decision maker for purposes of making decisions about allocation of resources to, and assessing performance of, each reportable segment. Segment Adjusted EBITDA is a GAAP financial measure that is calculated as Revenue less Direct operating expenses and SG&A expenses, excluding restructuring and other costs. Restructuring and other costs include costs associated with cost savings initiatives such as severance, consulting and termination costs and other special costs.